Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Immunocore Holdings plc (formerly Immunocore Holdings Limited)

We consent to the use of our report dated January 15, 2021, with respect to the statement of financial position of Immunocore Holdings Limited as of January 7, 2021, incorporated by reference herein in Immunocore Holdings plc’s Registration Statement on Form F-1 pursuant to Rule 462(b) of the Securities Act of 1933 and to the reference to our firm under the heading “Experts” in the Registration Statement on Form F-1, as amended (No. 333-252166) and related prospectus.

/s/ KPMG LLP

London, United Kingdom
February 4, 2021